Exhibit 99.2

LXP Industrial Trust Announces Cash Tender Offer for up to a Maximum Aggregate Purchase Price of $150,000,000 of its 6.750% Notes due 2028

WEST PALM BEACH, Fla., October 1, 2025 -- LXP Industrial Trust (NYSE: LXP) (the “Company”), a real estate investment trust (REIT) focused on Class A warehouse and distribution real estate investments, announced today that it has commenced a tender offer (the “Offer”) to purchase for cash an amount of its 6.750% Notes due 2028 (the “Notes”) with an aggregate purchase price up to $150,000,000 (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable settlement date and excluding fees and expenses related to the Offer) (the “Tender Cap”).

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Purchase Price)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)(2)
6.750% Notes due 2028	529043 AF8	$300,000,000	$150,000,000	3.375% UST due 9/15/2028	FIT1	50 bps	$30.00

(1)The applicable page on Bloomberg from which the dealer manager will quote the bid side price of the Reference U.S. Treasury Security (as defined below). In the above table, “UST” denotes a U.S. Treasury Security.
(2)The Total Consideration (as defined below) for Notes validly tendered (and not subsequently validly withdrawn) prior to or at the Early Tender Deadline (as defined below) and accepted for purchase is calculated using the Fixed Spread (as defined below) and is inclusive of the Early Tender Premium. In addition, holders whose Notes are accepted will also receive Accrued Interest (as defined below) on such Notes.
The Offer is being made upon, and is subject to, the terms and conditions set forth in the offer to purchase, dated October 1, 2025 (the “Offer to Purchase”). The Offer will expire at 5:00 p.m., New York City time, on October 30, 2025, unless extended or earlier terminated by the Company in its sole discretion (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to, but not after, 5:00 p.m., New York City time, on October 15, 2025 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The total consideration (the “Total Consideration”) paid in the Offer for Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on October 15, 2025 unless extended by the Company in its sole discretion (the "Early Tender Deadline") and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and will include an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on October 16, 2025, unless extended by the Company.

Tenders of Notes will be accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Notes must continue to hold Notes in at least the minimum authorized denomination of $2,000 in principal amount.

Payments for Notes purchased will include accrued and unpaid interest from, and including, the most recent interest payment date for the Notes to, but excluding, the applicable settlement date (“Accrued Interest”). The settlement date for Notes that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline (the “Early Settlement Date”) is expected to be October 20, 2025, subject to all conditions to the Offer having been either satisfied or waived by the Company. The settlement date for the Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be November 3, 2025, subject to all conditions to the Offer having been either satisfied or waived by the Company, assuming an amount of Notes equal to the Tender Cap is not purchased on the Early Settlement Date.

Subject to the Tender Cap and proration, all Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted before any Notes validly tendered after the Early Tender Deadline. Even if the Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes validly tendered following the Early Tender Deadline.

Notes may be subject to proration if the aggregate purchase price of the Notes validly tendered and not validly withdrawn is greater than the Tender Cap. Furthermore, if the Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following such Early Tender Deadline will not have any of their Notes accepted for purchase.

Subject to applicable law, the Company reserves the right, but is under no obligation, to increase or decrease the Tender Cap at any time which could result in a greater or lesser aggregate purchase price of the Notes, and the Company may do so without extending the Withdrawal Deadline.

The Offer is subject to the satisfaction or waiver of certain conditions as more fully set forth in the Offer to Purchase. There can be no assurance such conditions will be satisfied. The Offer is not subject to a minimum tender condition.

INFORMATION RELATED TO THE OFFER

The Offer to Purchase is being distributed to holders beginning today. Wells Fargo Securities, LLC is serving as the dealer manager for the Offer. Investors with questions regarding the Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com.
None of the Company or its board of trustees, the dealer manager, the tender agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful.
The full details of the Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from the Information and Tender Agent, D.F. King & Co., Inc., free of charge, by calling (212) 931-0873 (collect, for banks and brokers) or (800) 848-3051 (toll-free, for all others), or by email to lxp@dfking.com.
ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and Midwest. LXP seeks to expand its portfolio through acquisitions, development projects, and build-to-suit and sale/leaseback transactions. For more information or to follow LXP on social media, visit www.lxp.com.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under our control which may cause actual results, performance or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including risks related to: the Company’s ability to complete the Offer within expected time frames or at all, and other risks and uncertainties described in the Offer to Purchase; national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation; the outbreak of highly infectious or contagious diseases and natural disasters; authorization by our board of trustees of future dividend declarations; our ability to achieve our estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2025; the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields; the failure to continue to qualify as a real estate investment trust; changes in general business and economic conditions, including the impact of any legislation; competition; inflation and increases in operating costs; labor shortages; supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays; defaults or non-renewals of significant tenant leases; changes in financial markets and interest rates; changes in accessibility of debt and equity capital markets; future impairment charges; international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and risks related to our investments in our non-consolidated joint ventures.
Copies of the periodic reports the Company files with the Securities and Exchange Commission are available on our web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, we undertake no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
Phone: (212) 692-7200 E-mail: hgentry@lxp.com